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                                                                   EXHIBIT 10.60

                          THE NATIONAL CITY CORPORATION
                         2004 DEFERRED COMPENSATION PLAN

                                TABLE OF CONTENTS

ARTICLE I  NAME AND PURPOSE

      1.1 Name
      1.2 Purpose

ARTICLE II DEFINITIONS

      2.1  Appeals Committee
      2.2  Board
      2.3  Cash Sub-Account
      2.4  Chief Executive Officer
      2.5  Committee
      2.6  Common Stock
      2.7  Compensation
      2.8  Corporation
      2.9  Covered Executive
      2.10 Crediting Date
      2.11 Deferred Share Sub-Account
      2.12 Directors
      2.13 Deferred Compensation
      2.14 Deferred Compensation Account or Account
      2.15 Elective Deferrals
      2.16 Eligible Employee
      2.17 Employee
      2.18 Employer
      2.19 Employment
      2.20 Enrollment Period
      2.21 Incentive Award
      2.22 Incentive Plan
      2.23 Internal Revenue Code
      2.24 Investment Option
      2.25 Key Employee
      2.26 Non-Elective Deferred Compensation
      2.27 Non-Elective Deferred Compensation Award Statement or Award Statement
      2.28 Other Plan
      2.29 Other Plan Transfer Date
      2.30 Participant
      2.31 Payment Date
      2.32 Plan or 2004 Deferred Compensation Plan
      2.33 Plan Administrator
      2.34 Plan Year
      2.35 Retirement Eligible Employee
      2.36 Salary
      2.37 Subsidiaries
      2.38 Termination Date
      2.39 Valuation Date
      2.40 Variable Pay

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                          THE NATIONAL CITY CORPORATION
                         2004 DEFERRED COMPENSATION PLAN

ARTICLE III ELECTIVE DEFERRALS

      3.1 Deferral Election
      3.2 Amount of Elective Deferrals
      3.3 Deferral of Compensation
      3.4 Vesting

ARTICLE IV NON-ELECTIVE DEFERRED COMPENSATION

      4.1 Grants of Non-Elective Deferred Compensation
      4.2 Non-Elective Deferred Compensation Award Statement
      4.2 Vesting and Forfeiture

ARTICLE V DEFERRED COMPENSATION ACCOUNT AND CREDITS THERETO

      5.1 Deferred Compensation Account
      5.2 Cash Sub-Account
      5.3 Deferred Share Sub-Account
      5.4 Other Plan Account Balances on the Other Plan Transfer Date
      5.5 Allocation of New Deferrals, Non-Elective Deferral Compensation and Transfers of Accumulated Amounts
      5.6 Separate Accounting for Each Source and Each Plan Year
      5.7 Change of Investment Option

ARTICLE VI PAYMENT OF DEFERRED COMPENSATION ACCOUNT

      6.1 Method of Payment
      6.2 Timing and Form of Distribution
      6.3 Election of Alternate Timing and Form of Distribution
      6.4 Automatic Payout Provisions
      6.5 Payments Upon Death of Participant
      6.6 Withholding Taxes

ARTICLE VII ADMINISTRATION

      7.1 Powers and Duties of Plan Administrator
      7.2 Reliance Upon Information

ARTICLE VIII CLAIMS FOR BENEFITS

      8.1 Claims Procedure
      8.2 Appeal and Review Procedure
      8.3 Exhaustion of Remedies

ARTICLE IX GENERAL PROVISIONS

      9.1 Source of Payments
      9.2 Prohibition on Alienation
      9.3 Not a Contract of Employment

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                          THE NATIONAL CITY CORPORATION
                         2004 DEFERRED COMPENSATION PLAN

      9.4 Headings Not to Control
      9.5 Separability of Plan Provisions
      9.6 Applicable Law
      9.7 Entire Plan
      9.8 Withholding

ARTICLE X AMENDMENT AND TERMINATION

      10.1 Amendment and Termination

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                           ARTICLE I NAME AND PURPOSE

1.1 NAME. This Plan shall be known as the National City Corporation 2004 Deferred Compensation Plan (the "2004 Deferred Compensation Plan" or "Plan").

1.2 PURPOSE. The purpose of the Deferred Compensation Plan is to provide Eligible Employees with an opportunity to defer the receipt of cash compensation which would have otherwise been received as Salary, Variable Pay, or as an Incentive Award, as such terms are defined in Article II, to provide certain Eligible Employees with non-elective deferred compensation, and to credit the deferred compensation with gains or losses based upon investment options made available from time to time by the Plan Administrator.

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                             ARTICLE II DEFINITIONS

The following terms when used herein shall have the meaning set forth below, if capitalized. Unless the context clearly indicates otherwise, words in the masculine, feminine or neuter gender include the other genders and the singular includes the plural and vice versa.

2.1 "APPEALS COMMITTEE" means the committee established by the Corporation to review claims denials under the Plan in accordance with Section 8.2

2.2 "BOARD" means the Board of Directors of the Corporation.

2.3 "CASH SUB-ACCOUNT" means the sub-account described in Section 5.2.

2.4 "CHIEF EXECUTIVE OFFICER" means the chief executive officer of the Corporation.

2.5 "COMMITTEE" means the Compensation and Organization Committee of the Board.

2.6 "COMMON STOCK" means common stock, par value $4 per share, of the Corporation or any security into which such common stock may be changed by reason of a stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation or any merger, consolidation spin-off, reorganization, partial or complete liquidation issuance of rights or warrants to purchase securities, or other event having a similar effect.

2.7 "COMPENSATION" means Salary, Variable Pay and Incentive Award(s), as may be determined by the Plan Administrator from time to time.

2.8 "CORPORATION" means National City Corporation, a Delaware Corporation.

2.9 "COVERED EXECUTIVE" means any individual who is, or is determined by the Committee to be likely to become a "covered employee" within the meaning of
Section 162(m) of the Internal Revenue Code.

2.10 "CREDITING DATE" means the last business day of each calendar month or such other date or dates as determined by the Plan Administrator so long as there is no less than one Crediting Date each calendar year.

2.11 "DEFERRED SHARE SUB-ACCOUNT" means the sub-account described in Section
5.3.

2.12 "DIRECTORS" means those individuals serving as directors on the Board from time to time.

2.13 "DEFERRED COMPENSATION" shall mean Elective Deferrals as described in
Article III and Non-Elective Deferred Compensation as described in Article IV.

2.14 "DEFERRED COMPENSATION ACCOUNT" or "ACCOUNT" means the account described in
Section 5.1.

2.15 "ELECTIVE DEFERRALS" means any amounts of Salary, Variable Pay or Incentive Awards which an Eligible Employee elects to defer the receipt of in accordance with the provisions or Article III.

2.16 "ELIGIBLE EMPLOYEE" means an Employee who as of the first day of the Enrollment Period (a) has been designated as an executive officer by the Board or (b) has been designated as an Eligible Employee for the Plan Year by the Plan Administrator and who satisfies such other criteria as established by the Plan Administrator, in his or her sole discretion, from time to time. The Eligible Employee designation shall be limited to key management and highly-compensated employees of the Corporation or it's Subsidiaries.

2.17 "EMPLOYEE" means an employee of an Employer who is identified as an employee of the Employer in the human resource records of the Employer.

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2.18 "EMPLOYER" means the Corporation, and the Subsidiaries.

2.19 "EMPLOYMENT" means employment with an Employer.

2.20 "ENROLLMENT PERIOD" means the period in each calendar year designated by the Plan Administrator during which Eligible Employees make elections with respect to Elective Deferrals for Compensation earned during the following Plan Year. Except as may be permitted by Treasury regulations promulgated under
Section 409A of the Internal Revenue Code, the Enrollment Period for any Plan Year shall end prior to the first day of such Plan Year. The first Enrollment Period shall end December 31, 2004 and be applicable for the Plan Year commencing January 1, 2005.

2.21 "INCENTIVE AWARD" means a cash incentive award under an Incentive Plan which is determined and payable without regard to a participant's election to defer during the Plan Year.

2.22 "INCENTIVE PLAN" means (i) The National City Corporation Management Incentive Plan for Senior Officers, (ii) The National City Corporation Long-Term Incentive Compensation Plan for Senior Officers, and (iii) any other written plan which (1) provides for cash incentive awards and (2) is designated by the Plan Administrator as being eligible for deferral into this Plan.

2.23 "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time.

2.24 "INVESTMENT OPTION" means any arrangement deemed suitable by the Plan Administrator from time to time for the purpose of providing an investment credit on amounts deferred to a Participant's Cash Sub-Account.

2.25 "KEY EMPLOYEE" means any Participant who is a key employee, as defined in
Section 416(i) of the Internal Revenue Code (but without regard to paragraph (5) thereof), of the Corporation.

2.26 "NON-ELECTIVE DEFERRED COMPENSATION" means any non-elective deferred compensation awarded to an Eligible Employee in accordance with Article IV and allocated to his Deferred Compensation Account.

2.27 "NON-ELECTIVE DEFERRED COMPENSATION AWARD STATEMENT" or "AWARD STATEMENT" means the written statement from the Corporation identifying the amount of any Non-Elective Deferred Compensation awarded to a Participant and any terms relating to such award, as described in Section 4.2 of the Plan.

2.28 "OTHER PLAN" means any plan, program, agreement or provision which the Plan Administrator deems to be an Other Plan in connection with the consolidation of such arrangement into the Plan.

2.29 "OTHER PLAN TRANSFER DATE" means the date agreed to by the Plan Administrator from time to time as the date when accumulated deferral balances under an Other Plan, are to be transferred from the Other Plan(s) into the Plan.

2.30 "PARTICIPANT" means an Employee or former Employee who has an amount credited to a Deferred Compensation Account under the Plan.

2.31 "PAYMENT DATE" means any day within thirty (30) days following a Valuation Date a Participant receives a distribution.

2.32 "PLAN" or "2004 DEFERRED COMPENSATION PLAN" means The National City Corporation 2004 Deferred Compensation Plan as set forth in this document and as amended from time to time.

2.33 "PLAN ADMINISTRATOR" means a committee consisting of the Corporate Human Resources Director, the Corporate Director of Benefits, and the Corporate Director of Compensation, or such other similar group as established by the Committee from time to time.

2.34 "PLAN YEAR" means the calendar year.

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2.35 "RETIREMENT ELIGIBLE EMPLOYEE" means those Employees being either (i) age
55 or older with 10 years of service or (ii) age 65 or older with at least 5 years of service on their Termination Date.

2.36 "SALARY" means the base salary of an Employee, exclusive of any bonuses, incentives, special awards, or equity compensation.

2.37 "SUBSIDIARIES" means those entities in which the Corporation directly or indirectly owns 50% or more of the voting equity securities.

2.38 "TERMINATION DATE" means the later of (i) the individual's last day worked for the Employer or (ii) the last day an individual receives a Salary payment either for services rendered or as salary continuation.

2.39 "VALUATION DATE" means the last day of the Plan Year.

2.40 "VARIABLE PAY" means any bonuses, commissions or similar payments which would be paid to an Employee in cash and which are not part of the Employee's Salary. An Incentive Award shall not be treated as Variable Pay for purposes of the Plan.

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                         ARTICLE III ELECTIVE DEFERRALS

3.1   DEFERRAL ELECTION.

      (a) Except as provided in paragraphs (b) and (c) below, each Eligible Employee who desires to defer Compensation otherwise payable for a Plan Year must do so by filing a deferral election with the Plan Administrator during the Enrollment Period for that Plan Year. The election shall be made on the form specified by the Plan Administrator and shall be irrevocable after the end of the Enrollment Period. To be effective, the form must be received by the Plan Administrator prior to the end of the Enrollment Period.

      (b) The Plan Administrator may, in his or her sole discretion, permit an Eligible Employee who commences Employment during a Plan Year to submit a deferral election for Compensation payable during such Plan Year, provided such election is submitted no later than 30 days after the Employee first becomes eligible for the Plan and applies only to Compensation earned after the date such form is received by the Plan Administrator.

      (c) Notwithstanding the foregoing, the Plan Administrator may, in his or her sole discretion, permit an Eligible Employee to submit an election to defer Compensation at times other than as identified in paragraphs (a) and (b) above, provided that such election is recognized as a valid election under Treasury regulations promulgated under Section 409A of the Internal Revenue Code.

3.2 AMOUNT OF ELECTIVE DEFERRALS. Each Eligible Employee may defer, at the Plan Administrator's discretion, a portion of Salary, Variable Pay and/or Incentive Award otherwise payable for the Plan Year. From time to time the Plan Administrator shall establish maximum limits for Elective Deferrals. Such maximum limits may be expressed as a percentage of Salary, Variable Pay and/or Incentive Award deferrals, as appropriate, and need not be applied to Eligible Employees on a uniform basis.

3.3 DEFERRAL OF COMPENSATION. Notwithstanding Section 3.1 above, the Committee shall have the discretion to deny any Eligible Employee's Deferral Election for any given Plan Year or portion of a Plan Year. The Employer shall withhold payment of the applicable portion of each Salary payment, Variable Pay and/or each Incentive Award elected by the Participant to be deferred for the Plan Year for those deferral elections which the Committee does not deny. Elective Deferrals shall be credited to the Participant's Deferred Compensation Account as described in Article V.

3.4 VESTING. All Elective Deferrals under the Plan, and any earnings thereon, shall be fully vested at all times.

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                  ARTICLE IV NON-ELECTIVE DEFERRED COMPENSATION

4.1 GRANTS OF NON-ELECTIVE DEFERRED COMPENSATION. The Chief Executive Officer may, at his discretion award an Eligible Employee an amount of Non-Elective Deferred Compensation. The amount of any award of Non-Elective Deferred Compensation under the Plan may be expressed as (i) a fixed dollar amount, (ii) a percentage of Compensation, (iii) a percentage of Elective Deferrals, or (iv) any combination of the foregoing. Notwithstanding the foregoing, the Committee shall determine the amount of any Non-Elective Deferred Compensation awarded to a Covered Employee.

4.2 NON-ELECTIVE DEFERRED COMPENSATION AWARD STATEMENT. Any award of Non-Elective Deferred Compensation shall be evidenced by an Award Statement in a form determined by the Plan Administrator, which is delivered to the Participant describing the amount of the award, the timing and form of distribution of such award, and any vesting requirement or other restrictions on such award of Non-Elective Deferred Compensation. The Corporation may condition a Participant's receipt of an award of Non-Elective Deferred Compensation upon the Participant's execution of an agreement containing such terms and conditions as the Corporation shall determine appropriate.

4.3 VESTING AND FORFEITURE. Unless provided otherwise on an Award Statement, all Non-Elective Deferred Compensation awarded under the Plan, and any earnings thereon, shall be fully vested at all times. All non-vested amounts in a Participant's Deferred Compensation Account shall be forfeited upon the Termination Date and the Corporation shall have not further obligation to pay the Participant in regard to such amounts.

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           ARTICLE V DEFERRED COMPENSATION ACCOUNT AND CREDITS THERETO

5.1 DEFERRED COMPENSATION ACCOUNT. An unfunded bookkeeping account known as the Deferred Compensation Account shall be established for each Participant. The Deferred Compensation Account shall be credited with (i) all deferred amounts credited under an Other Plan as of the Other Plan Transfer Date, (ii) all Elective Deferrals under Article III of the Plan, and (iii) all Non-Elective Deferred Compensation awarded under Article IV of the Plan. Each Participant's Account shall consist of two sub-accounts -- (a) the "Cash Sub-Account" and (b) the "Deferred Share Sub-Account."

5.2 CASH SUB-ACCOUNT. Any Elective Deferrals that a Participant elects to defer to his or her Cash Sub-Account shall be treated as if it were set aside in such sub-account on the date the Compensation would otherwise have been paid to the Participant and shall be allocated among the available Investment Options using forms and procedures established by the Plan Administrator for such purpose. Any Non-Elective Deferred Compensation awarded under Article IV of the Plan which a Participant directs to be credited to his Cash Sub-Account shall be credited to the Participant's Cash Sub-Account in accordance with uniform procedures established by the Plan Administrator. The amounts credited to a Participant's Cash Sub-Account, as reduced for amounts distributed under Article VI, shall be adjusted each Crediting Date to reflect gain or loss from the Investment Options.

5.3 DEFERRED SHARE SUB-ACCOUNT. Any Elective Deferrals that a Participant elects to defer to his or her Deferred Share Sub-Account shall be deemed to be invested in that number of whole and fractional shares of Common Stock determined by dividing the amount (expressed in dollars) of the Compensation to be deferred by the fair market value per share of such Common Stock on the date such Compensation would otherwise be paid. Such sub-account shall be deemed to be so invested on the date the Compensation would otherwise have been paid to the Participant, and on such date the sub-account shall be credited with a number of deferred shares equal to the number of shares of Common Stock deemed to be invested. Any Non-Elective Deferred Compensation awarded under Article IV of the Plan which a Participant directs to be credited to his Deferred Share Sub-Account shall be credited to the Participant's Deferred Share Sub-Account in a similar fashion at such times as shall be determined in accordance with uniform procedures established by the Plan Administrator. Such sub-account shall be credited as of each Crediting Date with that number of additional deferred shares equal to the amount of cash dividends paid by the Corporation since the last Crediting Date on that number of shares of Common Stock equivalent to the number of deferred shares in such sub-account since the last Crediting Date divided by the fair market value per share of such Common Stock on such Crediting Date. Appropriate adjustments in the Deferred Share Sub-Account shall be made as equitably required to prevent dilution or enlargement of the sub-account from any stock dividend, stock split, reorganization or other such corporate transaction or event.

5.4 OTHER PLAN ACCOUNT BALANCES ON THE OTHER PLAN TRANSFER DATE. The amount credited to a Participant under an Other Plan as of the Other Plan Transfer Date shall be credited to the Cash Sub-Account and allocated among the Investment Options or to the Deferred Share Sub-Account according to guidance provided by the Participant to the Plan Administrator using a special election form provided by the Plan Administrator for such purpose. If the Participant fails to provide such guidance prior to any Other Plan Transfer Date or for any Plan Year, the Plan Administrator has the discretion to allocate such amount among one or more of the available Investment Options under the Cash Sub-Account for the Participant.

5.5 ALLOCATION OF NEW ELECTIVE DEFERRALS, NON-ELECTIVE DEFERRED COMPENSATION AND TRANSFERS OF ACCUMULATED AMOUNTS.

      (a) During the Enrollment Period, the Participant shall elect (i) how Elective Deferrals during the applicable Plan Year are to be allocated between the Cash Sub-Account and the Deferred Share Sub-Account and (ii) how Elective Deferrals allocated to the Cash Sub-Account are to be allocated among the available Investment Options using forms and procedures established by the Plan Administrator for such purpose.

      (b) Prior to the crediting of the grant of an award of Non-Elective Deferred Compensation to the Participant's Account, the Participant shall elect (i) how such award of Non-Elective Deferred Compensation is to be allocated between the Cash Sub-Account and the Deferred Share Sub-Account and (ii) how Non-Elective Deferred Compensation allocated to the Cash Sub-Account is to be allocated among the available

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            Investment Options using forms and procedures established by the
            Plan Administrator for such purpose. In the event that no election is made by the Participant hereunder, Administrator has the discretion to allocate such amount among one or more of the available Investment Options under the Cash Sub-Account for the Participant.

      (c) Each Participant may reallocate his or her accumulated Cash Sub-Account or deferrals among the Investment Options or to the Deferred Share Sub-Account only during times approved by the Plan Administrator and using forms and procedures established from time to time by the Plan Administrator for such purpose; provided, however, that a Participant may not reallocate his or her accumulated Deferred Share Sub-Account to his or her Cash Sub-Account or any Investment Option. Any changes a Participant makes shall become effective on the next Crediting Date following the Plan Administrator's acceptance of the Participant's reallocation election.

5.6 SEPARATE ACCOUNTING FOR EACH SOURCE AND EACH PLAN YEAR. A Participant's Deferred Compensation Account and the Cash Sub-Account and Deferred Share Sub-Account established thereunder shall separately track each separate deferred compensation source for each Plan Year. Each separate amount shall be separately for gains and losses or for cash dividend, as appropriate. Any distribution from a Participant's Deferred Compensation Account which pertains solely to deferred compensation from a particular source or credited during a particular Plan Year shall be deducted solely from that portion of the Deferred Compensation Account using procedures established by the Plan Administrator for such purpose.

5.7 CHANGE OF INVESTMENT OPTION. The Plan Administrator may change the Investment Options available from time to time under the Plan. However, no such change shall reduce a Participant's Deferred Compensation Account. If, following a change in the Investment Options, the Participant fails to reallocate his or her Cash Sub-Account among the available Investment Options, the Plan Administrator has the discretion to either (a) allocate such amount among one or more of the available Investment Options or (b) credit the Deferred Share Sub-Account with such amount for the Participant.

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               ARTICLE VI PAYMENT OF DEFERRED COMPENSATION ACCOUNT

6.1 METHOD OF PAYMENT. The amounts credited to a Participant's Cash Sub-Account shall be paid in cash. The amounts credited to a Participant's Deferred Share Sub-Account shall be paid in shares of Common Stock.

6.2 TIMING AND FORM OF DISTRIBUTION. Except as set forth in the Award Statement for an award of Non-Elective Deferred Compensation or as set forth in Sections
6.3 and 6.4 below, a Participant shall have his Deferred Compensation Account balance valued as of the Valuation Date first following his Termination Date. Such balance shall be distributed in a lump sum on the Payment Date first following such Valuation Date.

6.3 ELECTION OF ALTERNATE TIMING AND FORM OF DISTRIBUTION FOR ELECTIVE DEFERRALS. A Participant may make the following irrevocable elections with regard to his Account:

      (a) Installment Payments. The Participant may elect that, in the event that he is a Retirement Eligible Employee at his Termination Date, the distribution of the applicable portion of his Elective Deferrals (plus any earnings thereon) be paid to him in annual installments of 10 years rather than as a lump sum. The amount of the first installment distribution shall be based on the value of such amount as determined on the last Valuation Date in the Plan Year in which the Participant's Termination Date occurs. Such amount shall be divided by 10 to determine the distribution. The distribution shall be made on the Payment Date next following such Valuation Date. Subsequent distributions shall be determined annually thereafter using the procedure established herein, with the exception that the divisor shall be the number of payments remaining. To be valid, such election must be made during the Enrollment Period immediately preceding the Plan Year for such Elective Deferrals were credited and shall apply only to the distribution of Elective Deferrals credited during that Plan Year, together with the earnings thereon .

      (b) Scheduled Payments. The Participant may specify a future Payment Date when (i) the Elective Deferrals credited during a Plan Year (together with the earnings thereon) will be distributed. To be valid, such Scheduled Payment must be elected during the Enrollment Period immediately preceding the Plan Year during which the Elective Deferrals are credited to Plan and may not specify a Payment Date which is within 3 years of the Plan anniversary to which such election first applied. From time to time the Plan Administrator shall establish limits regarding the number of Scheduled Payments a Participant may elect. The Plan Administrator shall disregard any invalid Scheduled Payment election.

6.4 AUTOMATIC PAYOUT PROVISIONS. The following provisions shall override any election by a Participant pursuant to Section 6.3 above regarding the timing and/or form of distribution of his Account:

      (a) In the event that the balance of a Participant's Account as of the Valuation Date immediately following his Termination Date is $10,000 or less (or such larger amount as may be permitted in Treasury regulations promulgated under Section 409A of the Internal Revenue
            Code), the balance shall be paid as a single lump sum on the Payment Date next following that Valuation Date.

      (b) In the event that a Scheduled Payment Date selected by a Participant pursuant to Section 6.3(b) above would occur following the Participant's Termination Date, such payment shall be made on the Payment Date next following the Valuation Date following his Termination Date.

      (c) No Covered Executive shall be eligible to make an election for a Scheduled Payment and the Plan Administrator is hereby empowered to disregard a Scheduled Payment election made by such a Participant at a time prior his first becoming a Covered Executive.

      (d) With regard to any payment under Section 6.2 or 6.3 (a) above, for any Participant who is a Key Employee as of his Termination Date (or such other day as may be required by Section 409A of the Internal Revenue Code and the Treasury regulations thereunder), his Account balance shall be valued as of the first Valuation Date which is at least 6 months following his Termination Date and such balance shall be distributed, or commence to be distributed, on the Payment Date first following such Valuation Date.

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      (e)   Notwithstanding any provision in this Article VI to the contrary, the Plan Administrator shall disregard any election by a Participant to the extent such election would result in an "acceleration of benefits" or a "change in time or form of distribution" within the meaning of Section 409A of the Internal Revenue Code and the Treasury regulations promulgated thereunder.

6.5 PAYMENTS UPON DEATH OF PARTICIPANT.

      (a) A Participant may designate any person or persons (not exceeding 5), including a trust, as his or her beneficiary to receive his or her Deferred Compensation Account in the event of the Participant's death. Any such designation shall be made by filing the form designated by the Plan Administrator for that purpose. The Participant may change or cancel his or her beneficiary designation at any time prior to death without the consent of any designated beneficiary. If the Participant has designated no beneficiary, or if no beneficiary is alive at the date of the Participant's death, payment shall be made to the Participant's estate.

      (b) If the Participant's death occurs during Employment, the Participant's Account shall be distributed in a lump sum on the Termination Distribution Payment Date to each of the Participant's surviving beneficiaries in the portions designated by the Participant in 6.5(a).

      (c) If the Participant's death occurs after installment payments have commenced, the Participant's Account shall be distributed in a lump sum on the next scheduled Payment Date to each of the Participant's surviving beneficiaries in the portions designated by the Participant in 6.5(a).

      (d) In the event that distributions are made under this Section 6.5 to multiple beneficiaries, such distributions from the Deferred Compensation Account shall be deducted from the balance in the Deferred Share Sub-Account and each Investment Option under the Cash Sub-Account on a pro rata basis in proportion to the balance in each option using procedures established by the Plan Administrator for such purpose.

6.6 WITHHOLDING TAXES. The Corporation shall have the right to deduct from distributions under the Plan any and all taxes required to be collected under federal, state or local laws, using procedures established by the Plan Administrator for such purpose.

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                           ARTICLE VII ADMINISTRATION

7.1 POWERS AND DUTIES OF PLAN ADMINISTRATOR.

      (a) The Plan Administrator shall have discretionary authority to determine eligibility for benefits and to interpret the terms of the Plan. The Plan Administrator shall have such other discretionary authority as may be necessary to enable it to discharge its responsibilities under the Plan as administrator and, including, but not limited to, the power:

            (1)   To value Participant's Accounts.
            (2)   To distribute Participant's Accounts.
            (3)   To establish and change Investment Options.
            (4) To appoint or employ one or more persons to assist in the administration of the Plan. Such assistants shall serve at the pleasure of the Plan Administrator, and shall perform such functions as may be assigned by the Plan Administrator.
            (5) To adopt such rules as it deems appropriate for the administration of the Plan.
            (6)   To establish procedures to be followed by Participants.
            (7)   To prepare and distribute information relating to the Plan.
            (8) To request from Employers and Participants such information as shall be necessary for proper administration of the Plan.

      (b) Decisions of the Plan Administrator must be made by a quorum consisting of a majority of the constituent members of the Plan Administrator, and decisions may also be made by unanimous written consent of members of the Plan Administrator. The decision of the Plan Administrator upon any matter within its authority shall be final and binding on all parties, including the Corporation, the Participants and their beneficiaries.

      (c) Neither Plan Administrator, including its individual constituent members, nor any assistant shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his or her own willful misconduct or lack of good faith.

7.2 RELIANCE UPON INFORMATION. In making decisions under the Plan, the Plan Administrator shall be entitled to rely upon information furnished by a Participant, beneficiary or Employer.

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                        ARTICLE VIII CLAIMS FOR BENEFITS

8.1 CLAIMS PROCEDURE.

      (a) Claims Must be Filed. An Employee, Participant, beneficiary or estate of a deceased Participant (the "claimant") who has a claim for benefits or concerning any other matter under the Plan must give written notice of such claim or other matter to the Plan Administrator.

      (b) Review of Claim. After the Plan Administrator has reviewed the claim and obtained any other information it deems necessary to render a decision on the claim, the Plan Administrator shall notify the claimant within 90 days after receipt of the claim of the acceptance or denial of the claim, unless special circumstances require an extension of time for processing the claim. Such an extension of time may not exceed 90 additional days and notice of the extension shall be provided to the claimant prior to the termination of the initial 90-day period indicating the special circumstances requiring the extension and the date by which a final decision on the claim is expected.

      (c) Denied Claims. In the event any application for benefits is denied, in whole or in part, the Plan Administrator shall notify the claimant of such denial in writing and shall advise the claimant of the right to appeal the denial and to request a review thereof. Such notice shall be written in a manner calculated to be understood by the claimant and shall contain:

            (1)   Specific reason for such denial.
            (2) Specific reference to the Plan provisions on which such denial is based.
            (3) A description of any information or material necessary for the Employee to perfect the claim.
            (4)   An explanation of why such material is necessary.
            (5)   An explanation of the Plan's appeal and review procedure.

8.2 APPEALS AND REVIEW PROCEDURE.

      (a) Appeal of Claims Denial. If the claimant's claim for benefits is denied in whole or in part, the claimant, or the claimant's duly authorized representative, may appeal the denial by submitting to the Plan Administrator a written request for review of the application by an Appeals Committee within 180 days after receiving written notice of such denial. The Plan Administrator shall give the applicant (upon request) an opportunity to review pertinent Plan documents (other than legally privileged documents) in preparing such request for review.

      (b) Contents of Appeal. The request for review must be in writing and shall be addressed to the Appeals Committee c/o the Plan Administrator. The request for review shall set forth all of the grounds upon which it is based, all facts in support thereof and any other matters which the claimant deems pertinent. The Appeals Committee may require the claimant to submit (at the claimant's expense) such additional facts, documents or other material as the Appeals Committee deems necessary or advisable in making its review.

      (c) Review of Appeal. The Appeals Committee shall act upon each request for review within 120 days after its receipt thereof unless special circumstances require further time for processing. Written notice of an extension of time beyond 120 days shall be furnished to the claimant prior to the commencement of the extension. In no event shall the decision on review be rendered more than 365 days after the Appeals Committee receives the request for review.

      (d) Denied Appeals. In the event the Appeals Committee confirms the denial of the claim for benefits in whole or in part, it shall give written notice of its decision to the claimant. Such notices shall be written in a manner calculated to be understood by the claimant and shall contain the specific reasons for the denial.

8.3 EXHAUSTION OF REMEDIES. No legal action for benefits under the Plan shall be brought unless and until the following steps have occurred:

      (a) The claimant has submitted a written application for benefits in accordance with Section 8.1.

      (b)   The claimant has been notified that the claim has been denied.

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

      (c) The claimant has filed a written request appealing the denial in accordance with Section 8.2.

      (d) The claimant has been notified in writing that the Appeals Committee has denied the claimant appeal or has failed to take any action on the appeal within the time prescribed by Section 8.2.

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

                          ARTICLE IX GENERAL PROVISIONS

9.1 SOURCE OF PAYMENTS. The Deferred Compensation Accounts established under the Plan are unfunded bookkeeping accounts and are payable from the general assets of the Corporation. The Corporation is not required to physically segregate any cash or securities or establish any separate funds to pay any benefits under the Plan. Nothing in this Plan shall be deemed to create a trust or fund of any kind or any fiduciary relationship.

9.2 PROHIBITION ON ALIENATION. No amount payable under the Plan shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, hypothecation, charge, attachment, garnishment, execution, or levy of any kind or any other process of law, voluntary or involuntary. Any attempt to dispose of any rights to benefits payable under the Plan shall be void. Notwithstanding the preceding sentence, the Corporation shall have the right to offset from a Participant's Account balance any amounts due and owing from the Participant to the extent permitted by law. Notwithstanding the foregoing, the Corporation may transfer a Participant's rights under the Plan to a successor entity in connection with a sale, spin-off, or other similar event, if and only if the successor entity agrees to enforce the terms and provisions hereof.

9.3 NOT A CONTRACT OF EMPLOYMENT. Participation in this Plan by an Employee shall not give such Employee any right to be retained in the employ of the Employer and the ability of the Employer to dismiss or discharge an Employee is specifically reserved.

9.4 HEADINGS NOT TO CONTROL. Headings and titles within the Plan are for convenience only and are not to be read as part of the text of the Plan.

9.5 SEPARABILITY OF PLAN PROVISIONS. If any provisions of the Plan are for any reason declared invalid or not enforceable, such provisions will not affect the remaining terms and conditions, but the Plan will be construed and enforced thereafter as if such provisions had not been inserted.

9.6 APPLICABLE LAW. The validity and effect of the Plan and the rights and obligations of all persons affected thereby, are to be construed and determined in accordance with applicable federal law, and to the extent that federal law is inapplicable, under the laws of the State of Ohio.

9.7 ENTIRE PLAN. This document is a complete statement of the 2004 Deferred Compensation Plan as of October 25, 2004. The Corporation shall not be bound by or liable to any person for any representation, promise or inducement made by any person which is not embodied in this document or in any authorized written amendment to the Plan.

9.8 WITHHOLDING. Notwithstanding any other provision of the Plan to the contrary, the Plan Administrator may establish procedures applicable to satisfy FICA or other required withholding that may arise at the time Deferred Compensation is allocated to a Participant's Account (or, if later, at the time that Deferred Compensation previously allocated to Participant's Account is vested). These procedures may call for such withholding to be satisfied either
(i) by reducing the amount of a Participant's Elective Deferrals prior to such amount being allocated to the Participant's Account, (ii) by reducing other compensation payable to the Participant at or about the same time the deferral is allocated to a Participant's Account, or (iii) by receiving a check or other payment from the Participant for the amount(s) due.

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

                       ARTICLE X AMENDMENT AND TERMINATION

10.1 AMENDMENT AND TERMINATION. The Corporation expects to continue this Plan indefinitely, but reserves the right, by action of the Committee, to amend it from time to time or to discontinue it if such change is deemed necessary or desirable. However, if the Committee amends the Plan, the Corporation shall remain obligated under the Plan with respect to each Participant's Deferred Compensation Account (including the earnings, gains, and losses thereon, if any) for which, as of the date of such action, have been credited or debited to the Account. No such amendment, modification or termination shall reduce the amount credited to a Participants' Accounts as of the date of such action. Notwithstanding the foregoing, the Corporation reserves the right to amend the Plan unilaterally in any manner necessary to comply with the American Jobs Creation Act of 2004 and any regulations promulgated thereunder.

IN WITNESS WHEREOF, National City Corporation has caused this instrument to be executed by its duly authorized officer, this ____ day of ________, 2004.

                                          NATIONAL CITY CORPORATION

                                          ______________________________________
                                          Name:
                                          Title:

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